UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 7, 2006, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report the acquisition of all of the outstanding securities of Earle M. Jorgensen Company, a Delaware corporation (“EMJ”), as described below. At the time of the filing certain financial statements were not available and, accordingly, were not filed with the Current Report. The Registrant is filing this Amendment to include in the Current Report those financial statements and the pro forma financial information required to be filed under Item 9.01.
     Upon completion of the acquisition, EMJ was merged with and into (the “Merger”) RSAC Acquisition Corp., a Delaware corporation (the “Surviving Corporation”), which, as the surviving corporation, will continue to operate as a wholly-owned subsidiary of Reliance, and the Surviving Corporation changed its name to “Earle M. Jorgensen Company” pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated January 17, 2006 by and among Reliance, the Surviving Corporation and EMJ as described in that Form 8-K Current Report filed January 19, 2006. Pursuant to the Merger Agreement, each share of EMJ common stock, par value $0.001, is entitled to be exchanged for consideration equal to $6.50 per share of EMJ common stock and 0.0892 of a share of Reliance common stock, no par value. The total cash consideration for outstanding shares of EMJ common stock was approximately $327 million.
     The fraction of the share of Reliance common stock to be issued in exchange for each share of EMJ common stock as a result of the Merger was determined by the average daily closing sale price for Reliance common stock reported on the New York Stock Exchange for the 20-day trading period ending with and including the second complete trading day prior to the date that the Merger became effective (“Average Stock Price”). The Average Stock Price for that 20-day period was $86.43, which exceeded the upper limit of the 15% symmetrical collar established in the Merger Agreement. The value of the combined cash and stock consideration to be paid to EMJ stockholders is approximately $14.21 per share of EMJ common stock based on the Average Stock Price.
     As previously reported, EMJ held a meeting of its stockholders on March 31, 2006, and the EMJ stockholders adopted and approved the Merger Agreement. Reliance and EMJ filed a registration statement on Form S-4, as amended (File No. 333-232625), including a proxy statement/prospectus, with the SEC to register the approximately 4,481,149 shares of Reliance common stock, no par value (the “Shares”), without adjustment for fractional shares, to be issued pursuant to the Merger Agreement.
     Upon completion of the Merger, holders of outstanding options to purchase EMJ common stock granted originally under the Earle M. Jorgensen Holding Company, Inc. Option Plan effective as of January 30, 1997, as amended, and assumed by EMJ effective as of April 20, 2005, received for each such option an amount of cash equal to $13.00 minus the applicable per share exercise price. Each outstanding option to purchase EMJ common stock granted pursuant to the Earle M. Jorgensen Company 2004 Stock Incentive Plan has been converted automatically into an option to purchase Reliance common stock on the same terms and conditions as were applicable to such options prior to the Merger, except that the number of shares of Reliance common stock that are subject to such option was adjusted by an exchange ratio comparable to the consideration paid for outstanding shares of EMJ common stock, and the exercise price was similarly adjusted, so as to preserve the economic value of each option. The Merger will be accounted for as a “purchase” and is intended to be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-deferred reorganization with respect to the stock portion of the consideration to be paid to EMJ stockholders. Customary opinions from counsel to Reliance and counsel to EMJ that the Merger will qualify as a reorganization under Section 368(a) of the Code were delivered at the closing of the Merger.
     Reliance financed the cash portion of the purchase price and repayment of certain of EMJ’s debt with cash on hand and borrowings under its existing $600 million syndicated credit facility. In addition to obtaining consent from its lenders for the Merger, Reliance entered into amendments to its credit facility and private placement notes to allow the Surviving Corporation to assume $250 million of EMJ’s debt obligations under EMJ’s 9 3 / 4 % senior secured notes, as well as approximately $2.9 million of other existing debt. The amendment also increased the credit facility to $700 million.
     No EMJ stockholder demanded payment for EMJ shares in compliance with Section 262 of the Delaware General Corporation Law (the “DGCL”). All shares of EMJ common stock were automatically converted into the right to receive the merger consideration.
     On April 4, 2006, Reliance filed a registration statement on Form S-3 (File No. 333- 132964) to register 2,248,296 shares of Reliance common stock issued upon completion of the Merger as contemplated by the Registration Rights Agreement dated January 17, 2006, by and among Reliance and the following EMJ stockholders: Kelso Investment Associates, L.P., a Delaware limited partnership (“KIA I”), Kelso Equity Partners II, L.P., a Delaware limited partnership (“KEP II”), KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership (“KIA III”), and Kelso Investment Associates IV, L.P., a Delaware limited partnership (“KIA IV” and together with KIA I, KEP II and KIA III, the “Kelso Entities”). The Kelso Entities voted their shares of EMJ common stock, constituting about 50.1% of the outstanding shares of EMJ common stock, in favor of adopting and approving the Merger Agreement pursuant to that Voting Agreement dated January 17, 2006.
     Upon completion of the Merger, Maurice S. “Sandy” Nelson, the Chief Executive Officer of EMJ, retired, but will continue to be a consultant to Reliance and the Surviving Corporation during a transition period. In addition to two officers designated by Reliance, the officers of EMJ became the officers of the Surviving Corporation. R. Neil McCaffery and William S. Johnson were added as directors of the Surviving Corporation. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements previously filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

(1) Earle M. Jorgensen Company’s audited consolidated balance sheets as of March 31, 2005 and 2004 and the audited consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2005 and notes thereto and Report of Independent Auditors are attached as Exhibit 99.2 and incorporated herein by reference

(2) Earle M. Jorgensen Company’s unaudited consolidated balance sheet as of December 31, 2005 and the unaudited consolidated statements of operations and cash flows for the three and nine months then ended and notes thereto are attached as Exhibit 99.3 and incorporated herein by reference.

(b)	Pro Forma Financial Information.
     The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets and statements of income of Reliance and EMJ, giving effect to the merger using the purchase method of accounting. Certain historical balance sheet and income statement amounts of EMJ have been reclassified to conform to the financial statement presentation of Reliance.
     The unaudited pro forma combined balance sheet as of March 31, 2006 gives effect to the merger as if it had occurred on March 31, 2006. The unaudited pro forma combined statements of income assume the merger was effected on January 1, 2006 and January 1, 2005 for the pro forma statements for the three months ended March 31, 2006 and the twelve months ended December 31, 2005, respectively. Other than a difference in accounting for stock-based compensation reflected in the Notes to Unaudited Pro Forma Combined Financial Statements, and the difference in the fiscal year-ends, the accounting policies of Reliance and EMJ are substantially comparable.

     The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Registrant that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Registrant at any future date or the consolidated results of operations of the Registrant for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of EMJ are based on their estimated fair market values as of the acquisition closing date. The purchase price allocation for this acquisition has not been finalized, pending completion of valuations of real and personal property and intangibles. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of the Registrant and EMJ included in their respective Annual Reports on Form 10-K and quarterly reports on Form 10-Q, all filed with the SEC. In addition, consideration should be given to those risk factors discussed in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 which could affect the Registrant’s results and over which the Registrant has no control.

RELIANCE STEEL & ALUMINUM CO.
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2006
(In thousands)

		Earle M.	Total Pro
	Reliance Steel &	Jorgensen	Forma		Pro Forma
	Aluminum Co.	Company	Adjustments		Combined
Assets
Cash and cash equivalents	$34,459	$60,402	$—		$94,861
Accounts receivable, net	437,319	193,622	—		630,941
Inventories	444,406	252,364	88,577	(a)	785,347
Prepaids and other current assets	17,650	10,188	—		27,838
Deferred income taxes	35,982	2,134	—		38,116

Total current assets	969,816	518,710	88,577		1,577,103

Property, plant and equipment, net	504,638	139,122	226,172	(b)	869,932

Goodwill	392,276	—	368,115	(c)	760,391
Net cash surrender value of life insurance policies	—	42,006	—		42,006
Other assets (including intangibles)	60,145	16,038	56,543	(d)	132,726

Total assets	$1,926,875	$715,876	$739,407		$3,382,158

Liabilities & Shareholders’ Equity
Accounts payable	$238,356	$199,610	$—		$437,966
Accrued expenses	27,973	22,811	—		50,784
Accrued compensation and retirement costs	34,009	50,652	—		84,661
Accrued insurance costs	23,205	—	—		23,205
Income taxes payable	42,969	5,317	—		48,286
Deferred income taxes	214	3,621	—		3,835
Current maturities of long-term obligations	44,525	715	—		45,240
Current maturities of capital lease obligations	542	—	—		542

Total current liabilities	411,793	282,726	—		694,519

Long-term debt	325,950	252,155	400,974	(e)	979,079
Capital lease obligations	5,377	—	—		5,377
Other long-term liabilities	14,979	19,415	6,721	(f)	41,115
Deferred income taxes	65,376	—	134,800	(g)	200,176
Minority interest	987	—	—		987

Common equity	326,468	364,068	(5,576	)(h)	684,960
Retained earnings (losses)	775,164	(199,421)	199,421	(h)	775,164
Accumulated other comprehensive loss	781	(3,067)	3,067	(h)	781

Total shareholders’ equity	1,102,413	161,580	196,912		1,460,905

Total liabilities and shareholders’ equity	$1,926,875	$715,876	$739,407		$3,382,158

RELIANCE STEEL & ALUMINUM CO.
Notes to Unaudited Pro Forma Combined Balance Sheet
(a) Inventories — Represents the pro forma adjustment to record inventories at fair market value based on current estimates.
(b) Property, Plant, & Equipment — Represents the pro forma adjustment to record the estimated fair values of real and personal property based upon preliminary estimates. The values of these assets are subject to adjustments upon completion of third party valuations.
(c) Goodwill — The merger agreement estimated the purchase price to be $13.00 per share for EMJ common stock, payable approximately half in cash and half in Reliance common stock. The actual closing price of Reliance common stock for the 20-day period ending on, and including, April 3, 2006, exceeded the upper limit established in the merger agreement for purposes of calculating the exchange ratio which resulted in 0.0892 of a Reliance share issued for each EMJ share. Therefore, each EMJ shareholder received $6.50 in cash and 0.0892 of a Reliance share for each share of EMJ common stock.
The value of Reliance common stock issued for the purpose of the pro forma purchase price allocation assumes a Reliance common stock price of $80 based on the 3-day average closing price as of the date that the Average Stock Price (as defined in Item 2.01) exceeded the upper limit of the collar. Under the purchase method of accounting, the purchase price is allocated to EMJ’s net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of March 31, 2006. The fair values assigned to these assets and liabilities is preliminary and is subject to change pending the completion of third-party fair value appraisals as well as pending any additional information that may come to our knowledge potentially impacting the fair values of those assets and liabilities. The purchase price of approximately $727.0 million, which includes the equity value of the outstanding shares, the cash out of the Holding options and the Reliance acquisition costs, was allocated to EMJ’s assets and liabilities on a fair value basis and resulted in estimated goodwill of approximately $368.1 million.
(d) Other assets/ Identifiable intangible assets — Represents the pro forma adjustments to record the estimated fair values of identifiable intangible assets relating to tradenames, certain customer relationships or other intangible assets from the acquisition based upon preliminary estimates. The values of these assets are subject to adjustments upon completion of third party valuations.
(e) Debt — Represents the pro forma adjustment for incremental borrowings on Reliance’s existing line of credit to finance the cash portion of the total purchase price consideration, the adjustment to record EMJ’s senior secured notes at estimated fair market value, and to reflect additional EMJ borrowings for their share of the merger related costs. The debt fair value adjustment, which was a premium over book value, will be amortized as a reduction to interest expense over the remaining lives of the individual debt issues.
(f) Other long-term liabilities/ Pension and Postretirement Benefit Obligations — Represents the pro forma adjustments to record pension and postretirement benefit obligations at fair value based on actuarial calculations.
(g) Deferred Income Taxes — The deferred tax liability represents the pro forma adjustment for the additional book/tax differences created from the allocation of purchase price to the fair values of the acquired assets and liabilities assumed. These estimates are based on the estimated prospective statutory tax rate of 40% for the combined company and could change based on changes in the applicable tax rates and finalization of the combined company’s tax position.
(h) Shareholders’ Equity/ Accumulated Other Comprehensive Loss — Represents pro forma adjustments to eliminate the historical shareholders’ equity of EMJ and the issuance of 4,481,148 shares of Reliance common stock in connection with the acquisition in exchange for 50,237,094 shares of EMJ common stock outstanding and an average price of Reliance common stock of $80 per share based on the 3-day average closing price as of the date that the Average Stock Price exceeded the upper limit of the collar.

RELIANCE STEEL & ALUMINUM CO.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2006
(In thousands except share and per share amounts)

		Earle M.
	Reliance Steel &	Jorgensen		Proforma		Proforma
	Aluminum Co.	Company		Adjustments		Combined
Net sales	$987,986	$504,070		$—		$1,492,056
Other income, net	1,278	—		295	(b)	1,573

	989,264	504,070		295		1,493,629

Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	717,801	372,987		—		1,090,788

Warehouse, delivery, selling, general and administrative	137,048	81,765	(a)	6,317	(b)	225,130
Depreciation and amortization	11,821	3,298		5,183	(c)	20,302
Interest expense	5,709	14,952		(1,760)	(b), (d)	18,901

	872,379	473,002		9,740		1,355,121

Income before minority interest and income taxes	116,885	31,068		(9,445)		138,508
Minority interest	(47)	—		—		(47)

Income before provision for income taxes	116,838	31,068		(9,445)		138,461
Provision for income taxes	44,983	14,393		(6,761	)(e)	52,615

Net income	$71,855	$16,675		$(2,684)		$85,846

Earnings per share — diluted	$2.14	$0.32				$2.25	(f)

Weighted average shares o/s — diluted	33,598,332	52,908,201				38,079,480	(f)

Earnings per share — basic	$2.17	$0.33				$2.28	(f)

Weighted average shares o/s — basic	33,139,762	50,951,545				37,620,910	(f)

RELIANCE STEEL & ALUMINUM CO.
Unaudited Pro Forma Combined Statement of Income
For the 12 Months Ended December 31, 2005
(In thousands except share and per share amounts)

	Reliance Steel &	Earle M. Jorgensen		Proforma		Proforma
	Aluminum Co.	Company		Adjustments		Combined
Net sales	$3,367,051	$1,742,007		$—		$5,109,058
Other income, net	3,671	—		(333	)(b)	3,338

	3,370,722	1,742,007		(333)		5,112,396

Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	2,449,000	1,312,001		—		3,761,001

Warehouse, delivery, selling, general and administrative	507,905	255,261	(a)	23,798	(b)	786,964
Depreciation and amortization	46,631	11,195		20,732	(c)	78,558
Interest expense	25,222	55,197		(12,414	)(b), (d)	68,005

	3,028,758	1,633,654		32,116		4,694,528

Income before minority interest and income taxes	341,964	108,353		(32,449)		417,868
Minority interest	(8,752)	—		—		(8,752)

Income before provision for income taxes	333,212	108,353		(32,449)		409,116
Provision for income taxes	127,775	(10,701)		38,390	(e)	155,464

Net income	$205,437	$119,054		$(70,839)		$253,652

Earnings per share — diluted	$6.21	$2.85				$6.75	(f)

Weighted average shares o/s — diluted	33,097,362	41,750,266				37,578,510	(f)

Earnings per share — basic	$6.24	$3.02				$6.78	(f)

Weighted average shares o/s — basic	32,935,034	39,418,154				37,416,182	(f)

RELIANCE STEEL & ALUMINUM CO.
NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENTS OF INCOME
(a) EMJ Non-recurring expenses — Includes various non-recurring expenses of EMJ related to special bonuses to management, contributions to the retirement savings plan, certain advisory fees, and stock-based compensation expense in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. The total for such non-recurring expenses was approximately $4,275,000 and $14,089,000 for the three months ended March 31, 2006 and the twelve months ended December 31, 2005, respectively. Excluding these one-time charges would result in combined pro forma earnings per diluted share of $2.32 and $6.98 for the three months ended March 31, 2006 and twelve months ended December 31, 2005, respectively.
(b) Reclassifications — The adjustments reflect reclassifications related to EMJ’s COLI policies to reflect the net impact of these items on the income statement in Other income, net, to conform to Reliance’s income statement presentation. The adjustments include a reclassification of the income earned on the policy dividend growth and death benefits less policy premiums of the COLI policies from “Warehouse, delivery, selling, general and administrative expense” to “Other income, net”. In addition, the interest expense on the loans outstanding against the COLI policies cash surrender values was reclassified from Interest expense to Other income, net. The following summarizes the net impact of the COLI income and expense related adjustments:

	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31, 2006	December 31, 2005
Increase in S,G,&A expenses	$6,317	$23,798

Decrease in Interest expense	(6,022)	(24,131)

Net decrease (increase) in Other income, net	$295	$(333)

(c) Depreciation and Amortization Expense — To reflect the pro forma effect on depreciation and amortization expense of the write-up of property, plant and equipment and identifiable intangible assets to their estimated fair market values at the date of the acquisition. The amount of this adjustment may change as the values of the underlying asset third-party valuations are finalized.
(d) Interest Expense — Represents the pro forma adjustment to interest expense from the following items:
•	Interest expense on the borrowings to fund the cash portion of the acquisition and related transaction costs of Reliance and EMJ of $5,360,000 for the three months ended March 31, 2006 and $15,639,000 for the twelve months ended December 31, 2005. The weighted average interest rate under Reliance’s revolving line of credit in effect during the respective periods was applied to the total borrowings made on the line of credit.

•	Amortization of the debt premium from the fair market value adjustment as a reduction to interest expense over the remaining life of EMJ’s outstanding 9 3/4% notes resulting from the fair valuation of the 9 3/4% notes which amounted to $1,098,000 for the three months ended March 31, 2006 and $3,922,000 for the twelve months ended December 31, 2005.
(e) Income Tax Provision — To reflect the pro forma effect on consolidated income tax expense of the above adjustments, determined based on an estimated effective tax rate of 38% for the combined company. This estimate could change based on changes in the applicable tax rates and finalization of the combined company’s tax position.
(f) Shares Outstanding — The pro forma combined weighted average number of basic and diluted shares outstanding is calculated by adding Reliance’s weighted average number of basic and diluted shares of common stock outstanding for the three months ended March 31, 2006 and the twelve months ended

December 31, 2005, and adding the incremental number of Reliance shares to be issued for EMJ common stock per the terms of the merger agreement. The common share exchange ratio of 0.0892 was applied to the 50,237,094 EMJ shares outstanding to arrive at incremental Reliance shares of 4,481,148. The following table illustrates these computations:

	For the Three	For the Twelve
	Months Ended	Months Ended
Description	March 31, 2006	December 31, 2005
Basic:
Reliance weighted average common shares	33,139,762	32,935,034
Incremental Reliance shares issued for merger	4,481,148	4,481,148

Pro forma combined weighted average common shares	37,620,910	37,416,182

Diluted:
Reliance weighted average common shares	33,598,332	33,097,362
Incremental Reliance shares issued for merger	4,481,148	4,481,148

Pro forma combined weighted average diluted shares	38,079,480	37,578,510

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Earle M. Jorgensen Company (1)
99.1	Press Release dated April 3, 2006. (2)
99.2	Earle M. Jorgensen Company’s audited consolidated balance sheets as of March 31, 2005 and 2004 and the audited consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2005 and notes thereto and Report of Independent Auditors. (3)
99.3	Earle M. Jorgensen Company’s unaudited consolidated balance sheet as of December 31, 2005 and the unaudited consolidated statements of operations and cash flows for the three and nine months then ended and notes thereto. (4)

(1)	Incorporated by reference from Exhibit 2.1 to Registrant’s Form 8-K, filed on January 19, 2006

(2)	Incorporated by reference from Exhibit 99.1 to Registrant’s Form 8-K filed on April 7, 2006.

(3)	Incorporated by reference from Item 8. to Earle M. Jorgensen Company’s Form 10-K filed on June 29, 2005.

(4)	Incorporated by reference from Item 1. to Earle M. Jorgensen Company’s Form 10-Q filed on February 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: June 16 , 2006	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8–K/A
INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Earle M. Jorgensen Company (1)
99.1	Press Release dated April 3, 2006. (2)
99.2	Earle M. Jorgensen Company’s audited consolidated balance sheets as of March 31, 2005 and 2004 and the audited consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2005 and notes thereto and Report of Independent Auditors. (3)
99.3	Earle M. Jorgensen Company’s unaudited consolidated balance sheet as of December 31, 2005 and the unaudited consolidated statements of operations and cash flows for the three and nine months then ended and notes thereto. (4)

(1)	Incorporated by reference from Exhibit 2.1 to Registrant’s Form 8-K, filed on January 19, 2006

(2)	Incorporated by reference from Exhibit 99.1 to Registrant’s Form 8-K filed on April 7, 2006.

(3)	Incorporated by reference from Item 8. to Earle M. Jorgensen Company’s Form 10-K filed on June 29, 2005.

(4)	Incorporated by reference from Item 1. to Earle M. Jorgensen Company’s Form 10-Q filed on February 13, 2006.